EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 8-K/A-1 of Whitman Education Group, Inc. (File No. 1-13722), dated March 29, 1996, of our report dated February 6, 1996 and March 29, 1996.

/s/ Stockman Kast Ryan & Scruggs, P.C.
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Stockman Kast Ryan & Scruggs, P.C.
Colorado Springs, Colorado

May 7, 1996